SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No. )



Filed by the Registrant    [X]

Filed by a party other than the Registrant  [  ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement

[   ]   Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))

[X]     Definitive Proxy Statement

[   ]   Definitive Additional Materials

[   ]   Soliciting Material Pursuant to  Section 240.14a-11(c) or  Section
        240.14a-12


                           DECORATOR INDUSTRIES, INC.
                           --------------------------
                (Name of Registrant as Specified in Its Charter)


                    ----------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           DECORATOR INDUSTRIES, INC.
                              10011 Pines Boulevard
                            Pembroke Pines, FL 33024


                           NOTICE OF ANNUAL MEETING OF
                       STOCKHOLDERS TO BE HELD JUNE 11, 1999





TO THE STOCKHOLDERS OF DECORATOR INDUSTRIES, INC.

         Notice is hereby given that the annual meeting of the stockholders of Decorator Industries, Inc. will be held on the 40th Floor, One Oxford Centre, Pittsburgh, Pennsylvania, on June 11, 1999 at 9:30 A.M., local time, for the purpose of:

         (a) Electing two directors.

         (b) Transacting such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors fixed the close of business on April 14, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

         A copy of the Company's annual report to stockholders for the fiscal year ended January 2, 1999 is furnished herewith.

         PLEASE SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. YOUR PROMPT COMPLIANCE WITH THIS REQUEST WILL BE APPRECIATED AND WILL ASSIST IN OBTAINING A QUORUM. YOUR PROXY MAY BE WITHDRAWN AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING NOTICE TO THE UNDERSIGNED.




                                          By Order of the Board of Directors

                                                   JEROME B. LIEBER
                                                       Secretary

May 7, 1999

                                PROXY STATEMENT


                           DECORATOR INDUSTRIES, INC.
                             10011 Pines Boulevard
                            Pembroke Pines, FL 33024



                                  May 7, 1999


         This statement is furnished in connection with the solicitation of proxies to be used at the annual meeting of stockholders of Decorator Industries, Inc. (the Company), to be held June 11, 1999 at the place and time and for the purposes set forth in the foregoing Notice of Annual Meeting, and at any adjournment thereof. This proxy statement and the enclosed form of proxy and annual report for 1998 were mailed to stockholders on or about May 7, 1999.

         Proxies in the form enclosed are solicited on behalf of the Board of Directors of the Company. The cost of preparing, assembling and mailing the notice of annual meeting, proxy statement and form of proxy is to be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers or other employees of the Company may solicit proxies personally or by telephone or telegraph and the Company may request certain persons holding stock in their names or in the names of their nominees to obtain proxies from and send proxy material to the principals and will reimburse such persons for their expenses in so doing.

         The accompanying proxy may be revoked by the stockholder at any time prior to its use by giving notice of such revocation either personally or in writing to Jerome B. Lieber, Secretary of the Company, 40th Floor, One Oxford Centre, Pittsburgh, PA 15219. Unless the proxy shall have been properly revoked, the shares represented by proxies in the enclosed form will be voted. Each such proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the election of the Board of Directors nominees named below, either by the same number of votes being cast for each nominee or cumulatively, in the discretion of the named proxies.

         Only holders of record of the Company's Common Stock, par value $.20 per share (Common Stock), at the close of business on April 14, 1999 will be entitled to vote at the meeting. As of April 14, 1999, there were 3,427,980 shares of Common Stock outstanding, the holders of which are entitled to one vote per share, except for cumulative voting in the election of directors, as explained below.

         A quorum for the transaction of business at the annual meeting will require the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the total number of votes entitled to be cast on a particular matter to be acted upon at the meeting. Directors will be elected at the meeting by a plurality of the votes cast. Abstentions and broker non-votes are counted as shares present for determination of a quorum but are not counted as affirmative or negative votes and are not counted in determining the number of votes cast on any matter.

         Stockholders are entitled to cumulative voting in the election of directors, which means that a stockholder is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for one nominee or divide them between the two nominees.


                             ELECTION OF DIRECTORS

         The Board of Directors consists of three classes of directors with staggered terms. A purpose of the meeting is the election of two directors to serve for a term of three years. The last two columns of the tables below give information regarding the Common Stock beneficially owned by the nominee or director as of the close of business on April 14, 1999. The percentages in the last column were computed by dividing the number of shares beneficially owned by the total of the number of shares of Common Stock outstanding and the number of shares of Common Stock, if any, which the named nominee or director was entitled to acquire within 60 days of April 14, 1999 through the exercise of stock options.

Nominees for Election as Directors

         Information regarding the nominees for election as directors is set forth below:

                                                                              Common Shares   Percent
                                                                   Director   Beneficially      of
     Name               Age     Principal Occupation                Since        Owned         Class
     ----               ---     --------------------                -----        -----         -----
Michael K. Solomon      49      Vice President, Treasurer           1987    96,267(1)          2.77%
                                and Chief Financial Officer
                                of the Company

Jerome B. Lieber        78      Senior Counsel -                    1961    13,706(2)(3)        --
                                Klett Lieber Rooney & Schorling,
                                a Professional Corporation,
                                Attorneys at Law

         (1) Includes 42,828 optioned shares which may be acquired within 60 days.
         (2) Includes 5,041 shares held in a charitable trust as to which Mr. Lieber disclaims beneficial ownership.
         (3) Excludes shares held for his account in the Trust established under the Company's Stock Plan for Non-Employee Directors (The Trust).


         Mr. Solomon has been Vice President of the Company since November 1994 and Treasurer and Chief Financial Officer of the Company since 1985.

         Mr. Lieber has been Secretary of the Company since 1961. He is a Senior Counsel to the law firm of Klett Lieber Rooney & Schorling, a Professional Corporation, Pittsburgh, Pennsylvania, which serves as general counsel to the Company. Mr. Lieber previously had been a senior partner in that firm.

         The nomination of the above persons for the office of director originated with the present Board of Directors. Such persons have advised the Company that they are willing to serve as directors for the term for which they are standing for election. If at the time of the meeting either of the nominees should be unable or unwilling to serve as a director for any reason, it is intended that the enclosed proxy will be voted for the election of such person, if any, as is designated by the Board of Directors to replace such nominee, unless the proxy withholds authority to vote for nominees.

      The Board of Directors recommends a vote FOR the foregoing nominees.

Directors Whose Terms Continue After the Meeting

         Information regarding the directors whose terms of office continue after the annual meeting is set forth below:

                                                                                 Present      Common Shares   Percent
                                                                  Director         Term        Beneficially      of
        Name            Age     Principal Occupation               Since          Expires         Owned         Class
        ----            ---     --------------------               -----          -------         -----         -----
William A. Bassett      62      Chairman of the Board,             1980            2001         345,855(1)      9.72%
                                President and Chief Executive
                                Officer of the Company

William A. Bassett as
Trustee for the Trust                                                                            12,855(2)       --

William H. Allen, Jr.   63      Vice Chairman of the Board,        1995            2001           5,000(3)       --
                                NationsBank N.A. (South)

Thomas L. Dusthimer     64      Consultant to and Director of      1997            2001           1,250(3)       --
                                Key Bank Elkhart

Joseph N. Ellis         70      Management Consultant              1993            2000           2,500(3)       --

Ellen Downey            46      Management Consultant              1997            2000           1,562(3)       --

         (1) Includes 127,913 optioned shares which may be acquired within 60 days.

         (2) Mr. Bassett disclaims beneficial ownership of these shares.

         (3) Excludes shares held in the Trust for his or her account.

         William A. Bassett has been President and a director of the Company since 1980, Chief Executive Officer since February 1993 and Chairman of the Board since January 1994.

         William H. Allen, Jr. has been a director of the Company since 1995. He has been Vice Chairman of the Board of NationsBank N.A. (South) since 1996 and previously served as Chairman of the Board and Chief Executive Officer of Intercontinental Bank. Mr. Allen is also a director of American Bankers Insurance Group and Winsloew Furniture, Inc.

         Thomas L. Dusthimer has been a director of the Company since 1997. Since 1992 he has served as a consultant to and director of Key Bank, Elkhart. From 1973 until his retirement in 1992, Mr. Dusthimer served in various executive positions, including President, Chief Executive Officer and Chairman, with Ameritrust Indiana Corporation and Ameritrust National Bank.

         Joseph N. Ellis has been a director of the Company since 1993. He founded La Salle-Deitch Co., Inc., a distributor of products for the manufactured housing and recreational vehicle industry, in 1963 and served as its President, Chief Executive Officer and Chairman from 1971 until his retirement in 1992.

         Ellen Downey has been a director of the Company since 1997. She was employed by Ryder System, Inc. in various financial positions from 1978 to 1991 and from 1991 to 1993 served as Vice President and Treasurer of that company. At April 14, 1999, the officers and directors of the Company as a group had sole or shared voting or investment power as to 308,255 shares of the Company's Common Stock, which together with 170,740 optioned shares that could be acquired within 60 days after April 14, 1999, would constitute 13.3% of the total shares then outstanding.

Certain Transactions

         In November 1998, the Company bought 25,000 shares of the Company's Common Stock from the President, William A. Bassett, for $212,500 to aid Mr. Bassett in the payment of taxes resulting from the exercise of stock options.


                             DIRECTOR COMPENSATION

         Directors who are not employees of the Company are paid a fee of $10,000 per year for their services as directors. The fee is paid quarterly in shares of the Company's Common Stock valued at their closing price on the American Stock Exchange on the third business day following the release of sales and earnings for the preceding fiscal year. Under the Company's Stock Plan for Non-Employee Directors, such directors may elect to defer receipt of their shares, until after they leave the Board, by having them delivered to the trust established under the Plan.


                             PRINCIPAL STOCKHOLDERS

         See Directors Whose Terms Continues After the Meeting above for the stockholding of William A. Bassett, Chairman of the Board, President and Chief Executive Officer of the Company.

         FMR Corp. of Boston, Massachusetts, has furnished the Company a copy of its Schedule 13G dated February 1, 1999 in which it reported that as of December 31, 1998 Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, had sole investment power with respect to 377,915 shares (11.01%) of the Company's Common Stock.

         First Manhattan Co. of New York, New York has furnished the Company a copy of its Schedule 13G dated February 11, 1999 in which it reported beneficial ownership of a total of 252,570 shares (7.36%) of the Company's Common Stock including sole power to vote and dispose of 7,812 shares, shared power to vote 237,462 shares and shared power to dispose of 244,758 shares. First Manhattan is a registered broker-dealer and investment adviser.

         Heartland Advisors, Inc. of Milwaukee, Wisconsin, a registered investment adviser, has furnished the Company a copy of its Schedule 13G dated January 13, 1999 in which it reported that it had sole voting and dispositive power with respect to 312,500 shares (9.11%) of the Company's Common Stock.


                             EXECUTIVE COMPENSATION

Employment Agreement

         The Company has an employment agreement with William A. Bassett which will expire July 1, 2004 and provides for an annual salary of not less than $214,200.

Annual Compensation and Stock Options

         The following table shows the compensation of the named executive officers of the Company for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                           Long-Term
                                                                                         Compensation
                                                      Annual Compensation                   Awards
                                           ------------------------------------------    ------------
     Name and                   Fiscal                                                      Optioned        All Other
Principal Position               Year       Salary($)(1)     Bonus ($)    Other($)(2)       Shares(#)   Compensation($)(3)
------------------               ----      ------------     ---------    ------------    ------------   ------------------
William A. Bassett               1998       262,000          127,000       89,977          31,250(4)          36,745
Chairman of the Board,           1997       249,712          123,000       87,723              --             34,745
President and Chief              1996       236,156          156,000         *             52,083(4)          34,745
Executive Officer

Michael K. Solomon               1998       114,650           24,000         *             12,500(5)          34,447
Vice President, Treasurer        1997       112,370           25,550         *                 --                 --
and Chief Financial Officer      1996       107,000           28,940       27,106          20,832(4)              --

         (1) The fiscal year 1997 was a 53-week fiscal period.

         (2) Medical/dental reimbursement plan payments, country club memberships, personal use of Company vehicles, and payments made in accordance with Company policy for disqualifying sales of Common Stock acquired upon the exercise of a qualified stock option. For 1998 and 1997, payments to Mr. Bassett for such sales were $86,106 and $84,289, respectively. These payments provided net benefits to the company of $16,359 for 1998 and $16,383 for 1997. For 1996, payment to Mr. Solomon for such sales was $18,059, which provided a net benefit to the Company of $11,919. An asterisk indicates that the total of other annual compensation for that year was less than 10% of salary and bonus for that year.

         (3) Premiums paid by the Company on life and long-term disability insurance policies and Company contributions to the 401(k) Retirement Savings Plan.

         (4) As adjusted for the four-for-three stock split in June 1996 and the five-for-four stock splits in June 1997 and July 1998.

         The Company's medical and dental reimbursement plan provides reimbursement to the corporate and certain divisional officers of the Company and their dependents (as defined in Section 152 of the Internal Revenue Code) for their medical and dental expenses. Benefits under the plan are limited to 10% of the participants compensation during the plan year. The plan also prohibits any participant from receiving double reimbursement; i.e., if a participant receives reimbursement from another source, he or she must remit to the Company benefits received under the plan.

         On September 1, 1998 the Company began a 401(k) Retirement Savings Plan available to all eligible employees. To be eligible for the plan, the employee must be at least 21 years of age and have completed one year of employment. Eligible employees may contribute up to 15% of their earnings with a maximum of $10,000 for 1998 based on the Internal Revenue Service annual contribution limit. The Company will match 25% of the first 4% of the employees contributions up to 1% of the employees earnings. Contributions are invested at the direction of the employee in one or more funds. Company contributions begin to vest after three years.

         The Company's 1984 Incentive Stock Option Plan, which expired February 22, 1994, authorized the granting to key employees of options to purchase up to 804,976 shares (as adjusted for stock splits) of the Company's Common Stock. The purchase price of optioned shares is the fair market value of the Common Stock on the date of grant, and the maximum term of the options is ten years; in the case of options granted to employees who owned more than 10% of the outstanding Common Stock, however, the purchase price was 110% of the fair market value of the Common Stock on the date of grant and the term of the options is five years. The number of optioned shares and the purchase price per share are subject to adjustment for stock splits, stock dividends, reclassifications and the like.

         On April 3, 1995 the Board of Directors adopted, and on June 5, 1995 the stockholders approved, the Company's 1995 Incentive Stock Option Plan (the 1995 Plan) which has a term of ten years. The 1995 Plan authorizes the issuance of up to 520,830 shares (as adjusted for stock splits) of Common Stock pursuant to stock options granted to key employees of the Company. The purchase price of optioned shares must be the fair market value of the Common Stock on the date of grant, and the maximum term of the options is ten years; in the case of options granted to employees who own more than 10% of the outstanding Common Stock, however, the purchase price must be 110% of the fair market value of the Common Stock on the date of grant and the term of the option cannot exceed five years. The number of shares that may be issued under the 1995 Plan, the number of optioned shares and the purchase price per share are subject to adjustment for stock splits, stock dividends, reclassifications and the like.

         The following table sets forth information concerning the exercise of stock options during fiscal 1998 by the named executive officers and the value of their unexercised, in-the-money stock options at the end of that fiscal year (January 2, 1999). All options outstanding at January 2, 1999, except for those granted after the fiscal year 1995, were exercisable at any time prior to their respective expiration dates.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                       Value of
                           Shares Acquired        Value         Optioned Shares      Options at
Name                          on Exercise       Realized($)       at 1/2/99(#)       1/2/99($)(1)
----                          -----------       -----------       ------------       ------------
William A. Bassett          25,000(2)             198,245             147,913(3)       765,481
                                                                       35,416(4)        32,029

Michael K. Solomon          10,000(2)              70,300              50,828(3)       241,364
                                                                       14,166(4)        12,812

         (1) Assumes a market value of $7.875 per share, which was the last reported sale price on the American Stock Exchange on December 31, 1998.

         (2) As adjusted for the five-for-four stock split in July 1998.

         (3) Exercisable.

         (4) Unexercisable.


Board of Directors Report On Executive Compensation

         The Board of Directors sets and approves the salaries of the executive officers of the Company on an annual basis. In determining the salaries, the Board considers the size of the Company, its performance during the previous fiscal year, the responsibilities and performance of the executive officer, and such other factors as the directors may wish to consider. No pre-determined formula or guidelines are used, and no specific weight is given to any one factor.

         The Board has also granted stock options to executive officers and other key employees as a means of further motivating them to exert their best efforts on behalf of the Company.

         The salary of Mr. Bassett, Chief Executive Officer of the Company, for the fiscal year 1998 was determined by the Board of Directors upon consideration of his and the Company's performance during the previous fiscal year, the responsibilities of that office, and Mr. Bassetts contributions to the growth and development of the Company. No specific weight was given to any one of the factors considered.

        William A. Bassett      William H. Allen, Jr.   Joseph N. Ellis
        Michael K. Solomon      Jerome B. Lieber        Ellen Downey       Thomas L. Dusthimer


                               PERFORMANCE GRAPH

         Set forth below are a graph and table which compare the value for the five calendar years ended December 31, 1998 of $100 invested at the close of trading on December 31, 1993, in each of the three investment alternatives: (a) the Company's Common Stock, (b) the Russell 2000 Index, and (c) the S & P 500 Index. The graph has been prepared assuming the reinvestment of all cash dividends paid during the period. The Company is not able to identify a peer group for comparison purposes.


                         12/93      12/94      12/95      12/96     12/97      12/98
                         -----      -----      -----      -----     -----      -----
Decorator Industries(TM)  100         87         99        194        203      223
S & P 500                 100        101        139        171        229      294
Russell 2000              100         98        126        147        180      179

                            DISCRETIONARY AUTHORITY

         At the time of mailing copies of this proxy statement to stockholders, the election of directors was the only matter known by Management that will be presented for action at the annual meeting of stockholders. Should any other matters come before the meeting, action may be taken thereon pursuant to proxies in the form enclosed, which confer discretionary authority upon the persons named therein or their substitutes with respect to any such business which may properly come before the meeting.


                            CONCERNING THE AUDITORS

         Louis Plung & Company are the independent public accountants of the Company. Representatives of such firm are expected to be in attendance at the annual meeting and will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.


                               OTHER INFORMATION

         The Board of Directors has no nominating, compensation or similar committee other than the Stock Option Committee. The Boards Audit Committee is composed of Joseph N. Ellis, Ellen Downey and Thomas L. Dusthimer. The Audit Committee reviews the overall plan of the annual independent audit, the financial statements, the scope of audit procedures, the performance of the Company's independent accountants and internal auditors, and the auditors evaluation of internal controls.

         During the fiscal year 1998, the Board of Directors held five meetings, the Audit Committee held two meetings, and the Stock Option Committee held one meeting.

         Shareholder proposals intended to be presented at the annual meeting in the year 2000 must be received by the Company prior to January 10, 2000 to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.


                                       By Order of the Board of Directors


                                               JEROME B. LIEBER
                                                  Secretary

                           DECORATOR INDUSTRIES, INC.

         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 11, 1999


     The undersigned hereby appoints Joseph N. Ellis, Ellen Downey and Thomas Dusthimer, and each of them (with full power to act without the others and with full power of substitution), the attorney and proxy of the undersigned to attend the Annual Meeting of the Stockholders of Decorator Industries, Inc., to be held on the 40th Floor, One Oxford Centre, Pittsburgh, Pennsylvania 15219, at 9:30 A.M., E.D.S.T., on June 11, 1999, and any adjournment thereof, and to vote the number of shares of Common Stock of the Company which the undersigned is entitled to vote with all the power the undersigned would possess if personally present.

     The proxies are directed to vote as set forth herein. If no direction is indicated, the shares represented by this proxy will be voted FOR the election of the nominees named herein, either by the same number of votes being cast for each nominee or cumulatively, in the discretion of the named proxies. If either of the named nominees is unavailable for election, such shares may be voted for such substitute nominee as may be designated by the Board of Directors.

The Solicitation of This Proxy is Made on Behalf of The Board of Directors.

Please Sign and Date This Proxy on the Reverse Side and Return it in the Enclosed Envelope.

                           (continued on reverse side)
--------------------------------------------------------------------------------
                             ^FOLD AND DETACH HERE^


                                                              [X]  Please mark
                                                                   your votes as
                                                                   indicated in
                                                                   this example

1.       ELECTION OF DIRECTORS

            FOR                WITHHOLD      The Board recommends a vote FOR the nominees listed below.
        all nominees          AUTHORITY
        named herein          to vote for    Nominees:  Michael K. Solomon and Jerome B. Lieber
                             all nominees
                                             Instruction: To withhold authority to vote for either individual nominee,
            [ ]                  [ ]         strike through that nominee's name above.
2.

         In their discretion, upon such other matters as       The undersigned hereby acknowledges receipt of the Annual Report for
         may properly come before the meeting.                 the fiscal year ended January 2, 1999 and the notice of Annual
                                                               Meeting and Proxy Statement for the 1999 Annual Meeting of
                                                               Stockholders.

         _______________________________________________
                                                               Please sign exactly as name appears hereon.  If signing in a fiduciary or representative capacity, please give full title as such.
                                                               If shares are registered in more than one name, all holders must sign. If signature is for a corporation please sign full corporate name by authorized officer.


                                                               Dated:_________________________________, 1999

                                                               --------------------------------------------

                                                               --------------------------------------------
                                                                     Signature(s) of Stockholder(s)


-----------------------------------------------------------------------------------------------------------------------------------
                                ^FOLD AND DETACH HERE^


                                     (LOGO)


                           DECORATOR INDUSTRIES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 11, 1999


                 YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE,
                  DATE AND SIGN THE ABOVE PROXY CARD AND RETURN
                    IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

